Exhibit 99.1

NEWS RELEASE	For Immediate Release
Contact: Joe Fazzino
860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Results

For Fourth Quarter and Full Year 2009

•	Fourth Quarter Operating Income, As Adjusted, Increases Sequentially 38% to $4.4 Million; Operating Income Increases to $1.3 Million

•	Net Income Improves to $1.4 Million; Net Income, Attributable to Common Stockholders, is $0.5 Million in Fourth Quarter

•	First Year as Public Company Ends With Operating Income, As Adjusted, of $7.0 Million; Operating Loss Improves to $6.6 Million

•	Four Consecutive Quarters of Improving Sales Leads to Positive Net Flows for Full Year; Assets Under Management Grow to $25.4 Billion

Hartford, CT, February 4, 2010 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported results for the fourth quarter and full year of 2009. The quarter was the fourth consecutive quarter of sequential improvement in operating income and asset flows. Virtus ended 2009 with assets under management of $25.4 billion, up 12 percent for the year, and positive net flows for the year of $122.5 million on sales of $4.1 billion.

Operating income for the quarter ended December 31, 2009 was $1.3 million, compared to operating losses of $0.6 million in the prior quarter and $135.6 million in the fourth quarter of 2008. Operating income, as adjusted, in the quarter improved 38 percent to $4.4 million from $3.2 million in the third quarter and from a loss of $5.7 million in the fourth quarter of 2008. Operating margin, as adjusted, was 18 percent for the fourth quarter, compared with 14 percent in the prior quarter and negative 26 percent in the fourth quarter of 2008. In the fourth quarter, Virtus earned net income of $1.4 million and net income attributable to common stockholders, after dividends to preferred shareholders, of $0.5 million or $0.09 per share, compared with net income of $0.1 million and a net loss attributable to common stockholders of $0.8 million or $0.14 per share in the third quarter. In the fourth quarter of 2008, the net loss was $179.2 million and the net loss attributable to common

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stockholders was $179.7 million, or $31.13 per share. The fourth quarter of 2008 included $127.1 million of pre-tax, non-cash goodwill and intangible asset impairment charges.

For the year ended December 31, 2009, the company had an operating loss of $6.6 million and operating income, as adjusted, of $7.0 million, compared with an operating loss of $581.8 million and operating income, as adjusted, of $0.7 million for the full year of 2008.

The company had a net loss of $6.5 million and a net loss attributable to common stockholders of $10.2 million or $1.76 per share for the year ended December 31, 2009, compared with a net loss of $529.1 million and net loss attributable to common stockholders of $529.6 million or $91.75 per share for 2008. The 2008 results included pre-tax, non-cash goodwill and intangible asset impairment charges of $559.3 million.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 12. These non-GAAP measures net the distribution and administration expenses against the related revenue and remove certain non-cash and other identified amounts. In addition, certain non-GAAP measures exclude revenue, expenses, and earnings attributed to Goodwin Capital Advisers, a former subsidiary that remained with Virtus’ former parent when Virtus was spun off on December 31, 2008.

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	Change	9/30/2009	Change	12/31/2009	12/31/2008	Change
Ending Assets Under Management (1) (in billions)	$25.4	$22.6	12%	$24.6	3%	$25.4	$22.6	12%
Average Assets Under Management (1) (in billions)	$25.1	$24.4	3%	$23.7	6%	$23.2	$32.1	(28)%

Gross Flows (1) (in millions)	$1,291.2	$829.5	56%	$1,135.4	14%	$4,110.2	$4,006.5	3%
Net Flows (1) (in millions)	$291.2	$(1,200.1)	N/M	$287.4	1%	$122.5	$(8,251.3)	N/M

Revenue	$33,325	$34,887	(4)%	$30,395	10%	$117,152	$178,274	(34)%
Revenue, as adjusted (2)	$25,183	$21,961	15%	$22,885	10%	$87,213	$114,337	(24)%

Operating expenses	$32,033	$170,445	(81)%	$31,017	3%	$123,775	$760,080	(84)%
Operating expenses, as adjusted (2)	$20,764	$27,697	(25)%	$19,672	6%	$80,223	$113,681	(29)%

Operating income (loss)	$1,292	$(135,558)	N/M	$(622)	N/M	$(6,623)	$(581,806)	99%
Operating income (loss), as adjusted (2)	$4,419	$(5,736)	N/M	$3,213	38%	$6,990	$656	N/M

Net income (loss)	$1,430	$(179,211)	N/M	$112	N/M	$(6,484)	$(529,088)	99%
Net income (loss) attributable to common stockholders	$530	$(179,681)	N/M	$(788)	N/M	$(10,244)	$(529,558)	98%
Weighted Average shares outstanding (in thousands)	5,824	5,772	1%	5,824	0%	5,812	5,772	1%
Net income (loss) per basic and diluted share	$0.09	$(31.13)	N/M	$(0.14)	N/M	$(1.76)	$(91.75)	98%

Operating margin	4%	(389)%		(2)%		(6)%	(326)%
Operating margin, as adjusted (2)	18%	(26)%		14%		8%	1%

N/M - Not Meaningful

(1)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after December 31, 2008 and certain amounts from prior periods are excluded from these results for comparison purposes. Ending AUM, including Goodwin, were $36.6 billion as of December 31, 2008. Average AUM, including Goodwin, were $37.9 and $46.0 billion for the three and twelve months ended December 31, 2008, respectively.
(2)	See “Schedule of Non-GAAP Information” on page 12.

Management Commentary

“We delivered a positive ending to a demanding first year as a public company by generating another quarter of improving financial results and demonstrating the ability to grow our business,” said George R. Aylward,

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president and chief executive officer. “When we spun off as a public company at the end of 2008, we believed that we had opportunities to improve and grow as an independent asset management company. While the financial markets presented significant challenges early in the year, we remained focused on sequentially building on our foundation, and the financial results of the fourth quarter show the progress we’ve made during the course of the year.”

Among the company’s accomplishments in 2009, Aylward noted the following:

•	Positive net asset flows for the full year, building on three consecutive quarters of positive flows;

•	Growth in sales over 2008, driven primarily by three consecutive quarters of increased mutual fund sales;

•	Sequential improvement throughout the year from an operating loss, as adjusted, of $1.4 million in the first quarter to operating income, as adjusted, of $4.4 million in the fourth quarter;

•	Improvement in operating margin, as adjusted, to 18 percent in the fourth quarter from negative 7 percent in the first quarter;

•	Implementation of lower post-spin cost structure with a continued emphasis on expense management; and

•	Improved capital structure and flexibility following the refinancing of the company’s debt.

“We are pleased with the growth in sales of long-term mutual funds throughout the year. We finished the year with more than $900 million in sales during the fourth quarter, our strongest quarter in more than two years. The increase in sales, combined with lower levels of redemptions, gave us three consecutive quarters of positive net flows for mutual funds,” Aylward said. He noted that the 14 percent increase in mutual fund sales did contribute to the modest 3 percent increase in operating expenses from the prior quarter, reflecting primarily the variable costs associated with higher sales and earnings.

“We implemented a new lower fixed cost structure as we prepared for the spin-off and placed an increased emphasis on expense control during the continued rapid decline of the financial markets early in 2009, which is reflected in our lower operating expenses from the prior year. We carefully balanced these necessary expense reductions with the need to maintain an appropriate level of resources to service our customers and position us for the growth opportunities that occurred later in the year.”

Aylward emphasized the company understands that, in spite of the significant progress made during a challenging year, it must continue its efforts to maintain performance, increase assets and manage expenses in order to generate growth in earnings and drive margin improvement.

“As opportunities arise to invest for long-term growth, we will be cautious and balance these opportunities with an ongoing expense management discipline,” Aylward said. “I’m confident Virtus is well positioned to build on the progress we made during a very difficult market environment. We have attractive investment strategies, a more rational expense structure, and the financial flexibility to capitalize on new opportunities and deliver further progress in 2010.”

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Revenues

Virtus had sequential quarterly improvements in revenue during 2009 from increasing investment management fees, driven by improvements in the markets and positive net flows. Declines in revenue from the prior year were driven by lower average assets under management resulting from the extreme market volatility during the second half of 2008 and into 2009. Highlights for the quarter and full year include:

•

Fourth quarter revenue of $33.3 million increased 10 percent from $30.4 million in the third quarter and decreased 4 percent from $34.9 million in the fourth quarter of 2008. The decrease from the prior year is primarily related to the elimination of revenue from a former subsidiary.

•

Revenue, as adjusted, which is net of certain distribution and administration expenses related primarily to the company’s mutual fund business, was $25.2 million in the 2009 fourth quarter, an increase of 10 percent from the prior quarter and an increase of 15 percent from the fourth quarter of 2008. (Revenue, as adjusted, for 2008 excludes revenue related to a former subsidiary. See page 12 for additional detail.)

•

Revenue in the fourth quarter of 2009 included the recognition of $0.9 million of investment management fees from certain structured finance products. These fees represent subordinated management fees earned over the course of the year, but not recorded until payment of such fees resumed in the fourth quarter.

•

For the full year 2009, Virtus had revenue of $117.2 million, and revenue, as adjusted, of $87.2 million, compared with revenue of $178.3 million and revenue, as adjusted, of $114.3 million for 2008. The decrease from the prior year is primarily related to the 28 percent decline in average assets under management.

Expenses

The benefits of Virtus’ new lower fixed cost structure, implemented as the company spun-off at the end of 2008, were demonstrated during the year as operating expenses were lower compared to 2008. Additionally, the company continued to reduce costs and maintained its expense discipline throughout 2009, including a decrease in staff count. Highlights for the quarter and full year periods include:

•

Operating expenses for the fourth quarter of 2009 were $32.0 million, up 3 percent from the third quarter and down from $170.4 million in the fourth quarter of 2008, which included pre-tax, non-cash goodwill and intangible asset impairment charges. The increase from the third quarter was driven by higher employment expenses of $1.4 million related primarily to increased mutual fund sales, partially offset by lower other operating costs of $0.3 million.

•

Operating expenses, as adjusted, of $20.8 million in the 2009 fourth quarter were up 6 percent from the third quarter but down 25 percent from the fourth quarter of 2008. Operating expenses, as adjusted, exclude distribution and administration expenses, restructuring and severance charges, certain non-cash charges, and, for 2008, expenses related to a former subsidiary.

•

Employment expenses of $15.5 million in the fourth quarter of 2009 were up $1.4 million, or 10 percent from the third quarter, reflecting the increase in sales- and profit-based compensation costs from improved

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sales and earnings in the quarter. The additional expenses were primarily driven by the 14 percent increase in mutual fund sales in the fourth quarter as compensation related to mutual fund sales is incurred at the time of the sale. The remaining increase is attributable to the increased earnings in the quarter, including the recognition of the cumulative subordinated management fee, both of which increased compensation tied to profit contribution. Base compensation expense in the fourth quarter was flat to the third quarter.

•

Other operating expenses of $6.3 million in the fourth quarter of 2009 declined 4 percent from the prior quarter as an increase in sales-related costs was partially offset by a decrease in professional fees. Other operating expenses include sales-related costs, professional fees, public company expenses, and other items, and can fluctuate based on the timing of those activities. During 2009 quarterly operating expenses ranged from $6.3 million to $7.0 million.

•

For the full year 2009, operating expenses of $123.8 million and operating expenses, as adjusted, of $80.2 million were down significantly from 2008 due primarily to the new cost structure implemented by the company and the pre-tax, non-cash goodwill and intangible asset impairment charges of $559.3 million in 2008.

Asset Flows and Assets Under Management

The company ended 2009 with assets under management of $25.4 billion, up 3 percent from $24.6 billion at the end of the third quarter and 12 percent from $22.6 billion at December 31, 2008. Asset growth for the year included $3.1 billion in market appreciation and $122.5 million of positive net flows. Highlights for the quarter and full year include:

•

Total sales in the fourth quarter were $1.3 billion, up 14 percent from $1.1 billion in the third quarter and up 56 percent from $829.5 million in the fourth quarter of 2008. It was the third consecutive increase in quarterly sales and was driven primarily by higher mutual funds sales. For the full year, total sales were up modestly to $4.1 billion from $4.0 billion in 2008.

•

Positive net flows in long-term mutual funds for three consecutive quarters helped drive total net positive flows of $122.5 million for the full year. By comparison, Virtus had net outflows of $1.2 billion in the fourth quarter of 2008 and net outflows of $8.3 billion for all of 2008. Net outflows in 2008 included a $3.7 billion redemption from a low-fee, non-affiliated general account institutional client.

•

Long-term mutual fund sales of $903.9 million in the fourth quarter increased 14 percent from the third quarter and 90 percent from the 2008 fourth quarter. Net positive flows of $351.2 million during the fourth quarter were 41 percent higher than the third quarter. For the full year, positive net flows were $525.5 million on gross sales of $2.8 billion, compared with $961.4 million in net outflows on gross sales of $2.5 billion for 2008.

•

Separately managed account sales were $221.9 million in the fourth quarter, down 24 percent from the third quarter and 26 percent from the fourth quarter of 2008. Net positive flows of $1.2 million in the quarter compared with $60.3 million in the third quarter and net outflows of $188.8 million in the 2008

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fourth quarter. For the year, sales of $1.0 billion were relatively flat from 2008, but net outflows of $95.8 million represented a significant improvement from net outflows of $879.4 million in 2008. Assets at December 31, 2009, which form the basis for first-quarter 2010 revenue, were $3.6 billion, up 4 percent from the third quarter.

•

Institutional sales were $165.4 million in the fourth quarter, compared with $54.0 million in the third quarter and $51.5 million in the fourth quarter of 2008. Net outflows were $61.2 million, compared with $21.9 million for the third quarter and $426.5 million in the fourth quarter of 2008. For the full year of 2009, sales of $322.8 million were down from $479.6 million in 2008. Net outflows improved to $307.2 million in 2009 from $5.2 billion in 2008.

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $25.1 billion, up 6 percent during the quarter. Average net management fees earned increased to 36.6 basis points, compared with 34.5 in the third quarter and 35.6 in the 2008 fourth quarter, primarily affected by the impact of the cumulative subordinated fee.

Balance Sheet, Liquidity and Capital Resources

At December 31, 2009 the company had $38.1 million of cash, cash equivalents and marketable securities, compared with $32.4 million as of September 30, 2009, and $57.5 million at December 31, 2008.

Working capital at December 31, 2009 was $32.1 million, compared with $30.9 million as of September 30, 2009, and $33.2 million as of December 31, 2008. For 2009, the company recorded $3.8 million in dividends on its convertible preferred shares, including $0.9 million in the fourth quarter of 2009.

During 2009, Virtus closed on a new senior secured revolving credit facility for an initial aggregate amount of $30.0 million and extinguished its previously outstanding debt of $18.0 million using $15.0 million under the new credit facility and $3.0 million of its cash resources. As of December 31, 2009 there was $15.0 million payable under this credit facility.

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Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	12/31/2009	12/31/2008	Change	9/30/2009	Change
Cash and cash equivalents	$28,620	$51,056	(44)%	$23,702	21%
Marketable securities	$9,444	$6,414	47%	$8,679	9%
Current portion of long term note payable	$—	$4,000	N/M	$—	0%
Long-term note payable	$15,000	$16,000	(6)%	$15,000	0%
Convertible preferred shares	$45,900	$45,000	2%	$45,900	0%
Stockholders’ equity	$29,730	$36,632	(19)%	$28,532	4%

Working capital (1)	$32,121	$33,175	(3)%	$30,921	4%

N/M - Not Meaningful

(1)	Working capital is defined as current assets less current liabilities.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, February 5 at 9 a.m. EST. The conference call will be broadcast live over the Internet at www.virtus.com in the Investor Relations section. The call can also be accessed by telephone at 800-860-2442 (Passcode: Virtus). A replay of the call will be available through March 31 on Virtus’ Web site, www.virtus.com in the Investor Relations section. The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

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Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of adverse market and economic developments on all aspects of our business; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) any lack of availability of additional financing, as may be needed, on satisfactory terms or at all; (d) any inadequate performance of third-party relationships; (e) the withdrawal of assets from under our management; (f) our ability to attract and retain key personnel in a competitive environment; (g) the ability of independent trustees of our mutual funds and closed-end funds, and other clients to terminate their relationships with us; (h) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (i) the strong competition we face in our business; (j) potential adverse regulatory and legal developments; (k) the difficulty of detecting misconduct by our employees, sub-advisors and distribution partners; (l) changes in accounting standards; (m) the ability to satisfy the financial covenants under existing debt agreements; and (n) certain other risks and uncertainties described in our 2008 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

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Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008*	Change	9/30/2009	Change	12/31/2009	12/31/2008*	Change
Revenues
Investment management fees	$23,074	$25,426	(9)%	$20,599	12%	$79,651	$127,637	(38)%
Distribution and service fees	6,315	5,865	8%	5,992	5%	23,227	30,210	(23)%
Administration and transfer agent fees	3,525	3,213	10%	3,290	7%	12,664	18,285	(31)%
Other income and fees	411	383	7%	514	(20)%	1,610	2,142	(25)%

Total revenues	33,325	34,887	(4)%	30,395	10%	117,152	178,274	(34)%

Operating Expenses
Employment expenses	15,517	19,631	(21)%	14,083	10%	57,113	83,091	(31)%
Distribution and administration expenses	8,142	7,759	5%	7,510	8%	29,939	41,345	(28)%
Other operating expenses	6,282	11,200	(44)%	6,538	(4)%	26,630	45,323	(41)%
Restructuring and severance	22	1,487	(99)%	450	(95)%	1,102	4,793	(77)%
Goodwill impairment	—	117,314	N/M	—	0%	—	449,020	N/M
Intangible asset impairment	—	9,752	N/M	—	0%	—	110,244	N/M
Depreciation and other amortization	491	583	(16)%	686	(28)%	1,920	1,132	70%
Amortization of intangible assets	1,579	2,719	(42)%	1,750	(10)%	7,071	25,132	(72)%

Total operating expenses	32,033	170,445	(81)%	31,017	3%	123,775	760,080	(84)%

Operating Income (Loss)	1,292	(135,558)	N/M	(622)	N/M	(6,623)	(581,806)	99%

Other Income (Expense)
Realized and unrealized appreciation (depreciation) on trading securities	43	(874)	N/M	1,249	(97)%	1,699	(3,224)	N/M
Other income (expense)	(263)	(4,429)	94%	(21)	N/M	(279)	(3,849)	93%

Total other income (expense), net	(220)	(5,303)	96%	1,228	N/M	1,420	(7,073)	N/M

Interest (Expense) Income
Interest expense	(319)	(583)	45%	(373)	14%	(1,784)	(2,620)	32%
Interest income	339	228	49%	68	N/M	624	903	(31)%

Total interest income (expense), net	20	(355)	N/M	(305)	N/M	(1,160)	(1,717)	32%

Income (Loss) Before Income Taxes	1,092	(141,216)	N/M	301	N/M	(6,363)	(590,596)	99%
Income tax expense (benefit)	(338)	37,995	N/M	189	N/M	121	(61,508)	N/M

Net Income (Loss)	1,430	(179,211)	N/M	112	N/M	(6,484)	(529,088)	99%
Preferred stockholder dividends	(900)	(470)	(91)%	(900)	0%	(3,760)	(470)	N/M

Net Income (Loss) Attributable to Common Stockholders	$530	$(179,681)	N/M	$(788)	N/M	$(10,244)	$(529,558)	98%

Weighted Average Shares Outstanding (in thousands)	5,824	5,772		5,824		5,812	5,772

Income (Loss) Per Share - Basic and Diluted	$0.09	$(31.13)		$(0.14)		$(1.76)	$(91.75)

N/M - Not Meaningful

*	GAAP-reported amounts for the 2008 periods include revenue, expenses and earnings attributed to a former subsidiary.

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Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
By product (period end):
Mutual Funds - Long-term	$13,159.1	$12,358.9	$10,963.3	$9,658.1	$10,744.3
Mutual Funds - Money Market	3,930.6	4,068.2	3,995.2	4,293.2	4,654.0
Separately Managed Accounts	3,551.8	3,405.5	3,041.3	2,731.9	3,074.3
Institutional Products (1)	4,798.2	4,762.6	4,440.4	4,122.5	4,163.8

Total	$25,439.7	$24,595.2	$22,440.2	$20,805.7	$22,636.4

By product (average) (2)
Mutual Funds - Long-term	$12,866.3	$11,932.2	$10,717.5	$10,319.1	$11,393.6
Mutual Funds - Money Market	4,054.1	4,094.2	4,178.4	4,611.7	4,447.7
Separately Managed Accounts	3,405.5	3,041.3	2,731.9	3,074.3	3,774.8
Institutional Products (3)	4,771.6	4,600.0	4,281.5	4,236.1	4,775.0

Total	$25,097.5	$23,667.7	$21,909.3	$22,241.2	$24,391.1

By asset class (period end):
Equity	$11,546.7	$11,027.5	$9,668.5	$8,347.3	$9,825.0
Fixed Income (1)	9,962.4	9,499.5	8,776.5	8,165.2	8,157.4
Money Market	3,930.6	4,068.2	3,995.2	4,293.2	4,654.0

Total	$25,439.7	$24,595.2	$22,440.2	$20,805.7	$22,636.4

Assets Under Management - Average Net Management Fees Earned (4)
(In basis points)

	Three Months Ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
Mutual Funds - Long-term (5)	44.8	44.1	42.7	41.9	47.6
Mutual Funds - Money Market (5)	5.1	5.1	5.2	5.3	5.4
Separately Managed Accounts	48.1	49.5	49.1	45.9	47.0
Institutional Products (6)	32.8	26.1	26.8	27.4	25.9
All Products	36.6	34.5	33.3	32.4	35.6

(1)	Excludes assets managed by a former subsidiary of $13,950.9, comprising $12,373.9 of assets of our former parent and $1,577.0 of Institutional and Structured Finance products at December 31, 2008.
(2)	Averages are calculated as follows:

•	Mutual Funds - average daily balances

•	Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

•	Institutional Products - average of month-end balances in quarter

(3)	Excludes average assets managed by a former subsidiary of $14,002.1, comprising $12,407.7 of assets of our former parent and $1,594.4 of Institutional and Structured Finance products for the three-month period ending December 31, 2008.
(4)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2).
(5)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.
(6)	Includes structured finance products.

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Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Retail Products
Mutual Funds - Long-term
Beginning balance	$12,358.9	$10,963.3	$9,658.1	$10,744.3	$13,370.7	$10,744.3	$16,127.4
Inflows	903.9	790.0	626.2	456.0	475.6	2,776.1	2,525.1
Outflows	(552.7)	(541.0)	(500.5)	(656.4)	(1,044.6)	(2,250.6)	(3,486.5)

Net flows	351.2	249.0	125.7	(200.4)	(569.0)	525.5	(961.4)
Market appreciation (depreciation)	484.9	1,184.3	1,122.5	(789.0)	(2,076.2)	2,002.7	(4,367.1)
Acquisitions (dispositions) / Other	(35.9)	(37.7)	57.0	(96.8)	18.8	(113.4)	(54.6)

Ending balance	$13,159.1	$12,358.9	$10,963.3	$9,658.1	$10,744.3	$13,159.1	$10,744.3

Mutual Funds - Money Market
Beginning balance	$4,068.2	$3,995.2	$4,293.2	$4,654.0	$4,389.9	$4,654.0	$6,203.6
Change in cash management products	(137.6)	73.0	(298.0)	(360.8)	264.1	(723.4)	(1,549.6)

Ending balance	$3,930.6	$4,068.2	$3,995.2	$4,293.2	$4,654.0	$3,930.6	$4,654.0

Separately Managed Accounts
Beginning balance	$3,405.5	$3,041.3	$2,731.9	$3,074.3	$3,774.8	$3,074.3	$5,447.7
Inflows	221.9	291.4	281.5	216.5	301.8	1,011.3	1,000.0
Outflows	(220.7)	(231.1)	(278.9)	(376.4)	(490.6)	(1,107.1)	(1,879.4)

Net flows	1.2	60.3	2.6	(159.9)	(188.8)	(95.8)	(879.4)
Market appreciation (depreciation)	145.1	303.9	306.8	(182.5)	(511.7)	573.3	(1,166.7)
Acquisitions (dispositions) / Other	—	—	—	—	—	—	(327.3)

Ending balance	$3,551.8	$3,405.5	$3,041.3	$2,731.9	$3,074.3	$3,551.8	$3,074.3

Institutional Products
Institutional Accounts
Beginning balance	$3,913.0	$3,662.3	$3,403.3	$3,415.2	$4,370.4	$3,415.2	$9,313.7
Inflows	165.4	54.0	68.1	35.3	51.5	322.8	479.6
Outflows	(226.6)	(75.9)	(153.9)	(173.6)	(478.0)	(630.0)	(5,697.1)

Net flows	(61.2)	(21.9)	(85.8)	(138.3)	(426.5)	(307.2)	(5,217.5)
Market appreciation (depreciation)	87.4	288.6	211.3	(178.2)	(321.9)	409.1	(504.0)
Change in cash management products	(8.1)	6.6	125.0	22.4	(219.8)	145.9	(190.0)
Acquisitions (dispositions) / Other	(1.3)	(22.6)	8.5	282.2	13.0	266.8	13.0

Ending balance (1)	$3,929.8	$3,913.0	$3,662.3	$3,403.3	$3,415.2	$3,929.8	$3,415.2

Structured Products
Beginning balance	$849.6	$778.1	$719.2	$748.6	$1,074.7	$748.6	$3,324.3
Inflows	—	—	—	—	0.6	—	1.8
Outflows	—	—	—	—	(16.4)	—	(1,194.8)

Net flows	—	—	—	—	(15.8)	—	(1,193.0)
Market appreciation (depreciation)	18.8	71.5	58.9	(29.4)	(310.3)	119.8	(1,382.7)

Ending balance (1)	$868.4	$849.6	$778.1	$719.2	$748.6	$868.4	$748.6

Total
Beginning balance	$24,595.2	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$22,636.4	$40,416.7
Inflows	1,291.2	1,135.4	975.8	707.8	829.5	4,110.2	4,006.5
Outflows	(1,000.0)	(848.0)	(933.3)	(1,206.4)	(2,029.6)	(3,987.7)	(12,257.8)

Net flows	291.2	287.4	42.5	(498.6)	(1,200.1)	122.5	(8,251.3)
Market appreciation (depreciation)	736.2	1,848.3	1,699.5	(1,179.1)	(3,220.1)	3,104.9	(7,420.5)
Change in cash management products	(145.7)	79.6	(173.0)	(338.4)	44.3	(577.5)	(1,739.6)
Acquisitions (dispositions) / Other	(37.2)	(60.3)	65.5	185.4	31.8	153.4	(368.9)

Ending balance (1)	$25,439.7	$24,595.2	$22,440.2	$20,805.7	$22,636.4	$25,439.7	$22,636.4

(1)	Excludes assets managed by a former subsidiary of $13,950.9, comprising $12,373.9 of assets of our former parent and $1,577.0 of Institutional and Structured Finance products at December 31, 2008.

Virtus Investment Partners, Inc. 12

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be additional metrics for both management and investors to evaluate the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted (1)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009	Dec 31, 2009	Dec 31, 2008

Revenues, GAAP basis	$33,325	$34,887	$30,395	$117,152	$178,274
Less:
Former subsidiary revenues (1)	—	5,167	—	—	22,592
Distribution and administration expenses	8,142	7,759	7,510	29,939	41,345

Revenues, as adjusted (2)	25,183	21,961	22,885	87,213	114,337

Operating Expenses, GAAP Basis	32,033	170,445	31,017	123,775	760,080
Less:
Former subsidiary expenses (1)	—	3,567	—	—	16,129
Distribution and administration expenses	8,142	7,759	7,510	29,939	41,345
Depreciation and amortization (3)	2,070	2,837	2,436	8,991	23,801
Impairment charges	—	127,066	—	—	559,264
Stock-based compensation (4)	1,035	32	949	3,520	1,067
Restructuring and severance charges	22	1,487	450	1,102	4,793

Operating Expenses, as adjusted (5)	20,764	27,697	19,672	80,223	113,681

Operating Income (Loss), as adjusted (6)	4,419	(5,736)	3,213	6,990	656

Operating margin, GAAP basis	4%	(389)%	(2)%	(6)%	(326)%
Operating margin, as adjusted (6)	18%	(26)%	14%	8%	1%

(1)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after December 31, 2008.
(2)	Revenues, as adjusted is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. The former subsidiary’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since the former subsidiary is no longer part of Virtus’ operations, effective December 31, 2008.
(3)	Excludes expenses related to the former subsidiary of $465 and $2,463 for the three- and twelve-month periods ended December 31, 2008.
(4)	Excludes expenses related to the former subsidiary of $262 and $1,078 for the three- and twelve-month periods ended December 31, 2008.
(5)	Operating expenses, as adjusted is a non-GAAP financial measure that management believes provides investors with useful information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition related intangible assets as this is useful to an investor to measure our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above. The former subsidiary’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since the former subsidiary is no longer part of Virtus’ operations, effective December 31, 2008.
(6)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues used for operating margin, as adjusted and expenses used for operating margin, as adjusted as described above. These measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies.